UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2017

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 29, 2017, Mid Penn Bancorp, Inc. (“Mid Penn”), Mid Penn Bank, and The Scottdale Bank & Trust Company (“Scottdale”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Scottdale will merge with and into Mid Penn Bank, with Mid Penn Bank as the surviving bank (the “Merger”). The Merger Agreement was approved unanimously by the boards of directors of Mid Penn, Mid Penn Bank and Scottdale.

If the merger is completed, Scottdale shareholders will have the right to receive for each share of Scottdale common stock they own, at their election, (i) $1,166 in cash or (ii) a fraction of a share (the “exchange ratio”) of Mid Penn common stock determined by dividing (y) $1,166 by (z) the 10 trading day per share volume-weighted average price for Mid Penn common stock ending on the date that is five business days prior to the closing of the merger (the “Average Price”), provided that in no event may the exchange ratio be less than 38.88 or greater than 44.86, respectively. Scottdale shareholders may also elect to receive a combination of cash and Mid Penn common stock. The Merger Agreement provides that 90% of the outstanding shares of Scottdale common stock will be converted into right to receive shares of Mid Penn common stock and the remainder of the outstanding shares of Scottdale common stock will be converted into the right to receive cash.  However, the percentage could be adjusted down to 85% in the event that shareholders perfecting their dissenters’ rights reaches 15% of the outstanding shares of Scottdale common stock.

The Merger Agreement provides that Mid Penn will appoint Donald F. Kiefer, President and Chief Executive Officer and a director of Scottdale, to the board of directors of Mid Penn and Mid Penn Bank effective upon closing of the Merger.

The Merger Agreement contains customary representations and warranties from both Mid Penn and Scottdale that are qualified by the confidential disclosures provided to the other party in connection with the Merger Agreement, as well as matters included in Mid Penn’s most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”), and each party has agreed to customary covenants between execution of the Merger Agreement and the closing of the Merger, including in the case of both Mid Penn and Scottdale a covenant to convene a meeting of shareholders to consider the Merger Agreement and, subject to certain exceptions, to recommend that its shareholders approve and adopt the Merger Agreement, and, in the case of Scottdale, a covenant, subject to certain exceptions, not to solicit alternative acquisition proposals, provide information to third parties or engage in discussions with third parties relating to an alternative acquisition proposal.

Completion of the Merger is subject to a number of customary conditions, including, among others, (i) the approval of the Merger Agreement by the shareholders of each of Scottdale and Mid Penn, (ii) the effectiveness of the registration statement to be filed by Mid Penn with the SEC relating to the Mid Penn common stock to be issued in the Merger, (iii) approval of the listing on The Nasdaq Stock Market of the shares of Mid Penn common stock to be issued in the Merger, (iv) the absence of any order or other legal restriction prohibiting the closing of the Merger, (v) receipt of required regulatory approvals without the imposition of any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the board of directors of either Mid Penn or Scottdale, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise or materially impair the value of Scottdale to Mid Penn or the value of Mid Penn to Scottdale, and (vi) Lawrence J Kiefer and Mid Penn Bank entering into a mutually acceptable employment agreement effective as of the closing.  Each party’s obligations to complete the Merger is also subject to certain additional customary conditions, including:  (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, (c) not more than 15% of the outstanding shares of Scottdale common stock have properly effected their dissenters rights, (d) the absence of any material adverse effect (as such term is defined in the Merger Agreement) with respect to the other party, and (e) the receipt by each party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both Mid Penn and Scottdale, including, among others, if the Merger has not been completed by March 31, 2018 or such later date as shall have been agreed to in writing by Mid Penn and Scottdale.  Scottdale may also terminate the Merger Agreement in the event of certain declines in the Average Price measured against, among other things, the Nasdaq Bank Index over the period from the last trading day before the date of the Merger Agreement to the fifth business day prior to the closing unless Mid Penn contributes sufficient additional cash, shares of Mid Penn common stock or a combination thereof to a predetermined level to partially offset the reduction in the value of the consideration attributable to such decline.  Scottdale and Mid Penn each also has the right to terminate the Merger Agreement under certain circumstances relating to other permitted acquisition proposals and, in the event of such termination, Scottdale would be obligated to pay Mid Penn a termination fee of $2,365,500.  In the event that the Merger Agreement is terminated by either Mid Penn or Scottdale if Scottdale shareholders fail to approve the Merger Agreement, Scottdale shall pay Mid Penn the lesser of (i) the amount of Mid Penn’s actual and documented out-of-pocket expenses incurred in connection with due diligence, negotiation, execution of the Merger Agreement and undertaking the transactions contemplated by the Merger Agreement (including, without limitation, all financial advisor, accounting, counsel and third party review firm fees), and (ii) $500,000.  However, if Scottdale enters into a definitive agreement relating to, or consummates, a Scottdale Acquisition Proposal (as defined in the Merger Agreement) within 12 months after the occurrence of any of the following termination events: (a) by Mid Penn because of a willful breach by Scottdale or (b) by Mid Penn or Scottdale if Scottdale shareholders fail to approve the Merger Agreement, Scottdale shall pay to Mid Penn a fee of $2,365,500, with a credit for any previously paid expense reimbursement.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.  The representations, warranties, and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties will not survive completion of the Merger, and were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Mid Penn or Scottdale, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Mid Penn, Scottdale, and their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Mid Penn and Scottdale and a prospectus of Mid Penn, as well as in the Forms 10-K, Forms 10-Q and other filings that Mid Penn makes with the SEC.

Concurrently with the execution of the Merger Agreement, each of the directors and executive officers of Scottdale have entered into separate affiliate letters with Mid Penn pursuant to which such individuals have agreed, subject to the terms set forth therein, to vote their shares of Scottdale common stock that they are entitled to vote for the Merger and related matters and to become subject to certain transfer restrictions with respect to their holdings of Scottdale common stock.  Such affiliate letters represent 28,913 shares of Scottdale common stock, or approximately 57% of the issued and outstanding shares of Scottdale common stock.  In addition, concurrently with the execution of the Merger Agreement, the directors and executive officers of Mid Penn entered into separate affiliate letters with Scottdale pursuant to which such individuals have agreed, subject to the terms set forth therein, to vote their shares of Mid Penn Common Stock that they are entitled to vote for the Merger and related matters and to become subject to certain transfer restrictions with respect to their holdings of Mid Penn Common Stock.  Such affiliate letters represent 320,789 shares of Mid Penn common stock, or approximately 7.6% of the issued and outstanding shares of Mid Penn common stock.  Each of these affiliate letters terminates in accordance with its terms if the Merger Agreement is terminated, and in other specified circumstances. The foregoing summary of the affiliate letters does not purport to be complete and is qualified in its entirety by the text of such agreements, which are attached as Exhibits 99.1 (Form of Scottdale Affiliate Letter) and 99.2 (Form of Mid Penn Affiliate Letter) to this Current Report on Form 8-K filed the date hereof by Mid Penn, and are incorporated herein by reference.

________________________

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to Mid Penn and Scottdale, or other effects of the proposed merger on Mid Penn and Scottdale.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.    Forward-looking statements are made only as of the date of this filing, and neither Mid Penn nor Scottdale undertakes any obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof.  Actual results may differ materially from those described in any such forward-looking statements.

In addition to factors previously disclosed in the reports filed by Mid Penn and Scottdale with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: the ability to obtain regulatory approvals and satisfy other closing conditions to the merger, including approval by shareholders of Mid Penn and Scottdale; the timing of closing the merger; difficulties and delays in integrating the business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of products and services; customer borrowing, repayment, investment and deposit practices; competitive conditions; economic conditions, including downturns in the local, regional or national economies; the impact, extent and timing of technological changes; changes in accounting policies or practices; changes in laws and regulations; and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms.

Important Additional Information and Where to Find It

Mid Penn intends to file with the SEC a Registration Statement on Form S-4 relating to the proposed merger, which will include a prospectus for the offer and sale of Mid Penn common stock as well as the joint proxy statement-prospectus of Scottdale and Mid Penn for the solicitation of proxies from their shareholders for use at the meetings at which the merger will be considered.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  SHAREHOLDERS OF MID PENN AND SCOTTDALE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT-PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  A free copy of the joint proxy statement-prospectus, as well as other filings containing information about Mid Penn and Scottdale, may be obtained at the SEC's website at http://www.sec.gov. In addition, copies of the joint proxy statement-prospectus can also be obtained, when it becomes available, free of charge by directing a request to Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, attention:  Investor Relations (telephone (717) 692-7105); or to The Scottdale Bank & Trust Company, 150 Pittsburgh Road, Scottdale, Pennsylvania 15683, attention:  Investor Relations (telephone (724) 887-8330).

Mid Penn, Scottdale, and certain of their directors and executive officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from shareholders of Mid Penn and Scottdale in connection with the proposed merger.  Information concerning the interests of the persons who may be considered "participants" in the solicitation will be set forth in the proxy statement-prospectus relating to the merger.  Information concerning Mid Penn’s directors and executive officers, including their ownership of Mid Penn common stock, is set forth in its proxy statement previously filed with the SEC on March 28, 2016.  Shareholders may obtain additional information regarding interests of such participants by reading the registration statement and the joint proxy statement-prospectus when they become available.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

2.1

Agreement and Plan of Merger, dated as of March 29, 2017, by and among Mid Penn Bancorp, Inc., Mid Penn Bank and The Scottdale Bank & Trust Company (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Form of Scottdale Affiliate Letter.
99.2	Form of Mid Penn Affiliate Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)
Date: March 30, 2017	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of March 29, 2017, by and among Mid Penn Bancorp, Inc., Mid Penn Bank and The Scottdale Bank & Trust Company (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Form of Scottdale Affiliate Letter.
99.2	Form of Mid Penn Affiliate Letter.